Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 10+ Year Credit Bond ETF (ISHLCRD)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date ofOffering
Commencement:
02-07-2017

Security Type:
BND/CORP


Issuer
Citigroup Inc. (2046)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:


List of
Underwriter(s)
Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Deutsche Bank
Securities Inc., The Huntington Investment
Company, ING Financial Markets LLC,
Natixis Securities Americas LLC, Scotia
Capital (USA) Inc., Skandinaviska Enskilda
Banken AB (publ), SMBC Nikko Securities
America, Inc., ABN AMRO Securities (USA)
LLC, ANZ Securities, Inc., Apto Partners,
LLC, C.L. King & Associates, Inc.,
CastleOak Securities, L.P., Commonwealth
Bank of Australia, Credit Agricole
Securities (USA) Inc., Danske Markets
Inc., Fifth Third Securities, Inc., Great
Pacific Securities, HSBC Securities (USA)
Inc., Mischler Financial Group, Inc., MUFG
Securities Americas Inc., nabSecurities,
LLC, Nomura Securities International,
Inc., Penserra Securities LLC, PNC Capital
Markets LLC, RBC Capital Markets, LLC,
Santander Investment Securities Inc.,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, U.S. Bancorp
Investments, Inc., UniCredit Capital
Markets LLC

Transaction Details

Date of Purchase
02-07-2017

Purchase
Price/Share
(per share / %
of par)
$99.742

Total
Commission,
Spread or
Profit
0.875%

1. Aggregate Principal Amount Purchased
(a+b)
$125,000,000

a. US Registered Funds (Appendix
attached with individual
Fund/Client purchase)
$43,099,000

b. Other BlackRock Clients
$81,901,000

2. Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio [Divide Sum of #1 by #2]Must
be less than 0.25
0.16667

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:02-09-2017

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:02-09-2017

Global Syndicate Team Member